Exhibit 99.A4
[FORM A OF GLOBAL CERTIFICATE]
CERTIFICATE OF BENEFICIAL INTEREST
-Evidencing-
All Undivided Interests
-in-
SPDR® S&P 500 ETF TRUST
This is to certify that CEDE & CO. is the owner and registered holder of this Certificate evidencing the ownership of all of the fractional undivided interests in the SPDR® S&P 500 ETF TRUST (formerly known as the Standard & Poor’s Depositary Receipts (“SPDR”) Trust, Series 1) (herein called the “Trust”), created under the laws of the State of New York by the Standard Terms and Conditions of Trust, as amended, and the Trust Indenture and Agreement (hereinafter called the “Agreement and Indenture”), each between PDR Services LLC (hereinafter called the “Sponsor”), and State Street Bank and Trust Company, as Trustee (hereinafter called the “Trustee”), copies of which are available at the Office of the Trustee located in Boston, Commonwealth of Massachusetts (“Boston Office”).
At any given time this Certificate shall represent all undivided interests in the Trust which shall be the total number of Creation Unit size aggregations of Trust Units of undivided interest which are outstanding at such time. The Agreement and Indenture provide for the deposit of additional Securities from time to time with the Trustee, at which times the Trustee will create Trust Units in the corresponding number of Creation Unit size aggregations of Trust Units representing the additional Securities deposited with the Trust.
The Sponsor and                                            as the initial depositor of the Securities hereby grant and convey all of their rights, title and interest in and to the Trust to the extent of the undivided interest represented hereby to the registered holder of this Certificate subject to and in pursuance of the Agreement and Indenture, all the terms, conditions and covenants of which are incorporated herein as if fully set forth at length.
The registered holder of this Certificate is entitled at any time upon tender of this Certificate to the Trustee, endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, at its Boston Office and, upon payment of any tax or other governmental charges, to receive on or before the seventh calendar day following the day on which such tender is made or, if such calendar day is not a Business Day (as defined in the Indenture), on the next succeeding Business Day following such calendar day, such holder’s ratable portion of each of the Securities for each Creation Unit size aggregation of Trust Units tendered and evidenced by this Certificate and a check or, if elected, a wire transfer, in an amount proportionate to money due such holder for each Creation Unit size aggregations of Trust Units tendered.
The holder hereof may be required to pay a charge specified in the Agreement and Indenture issued in connection with the issuance, transfer or interchange of this

Certificate and any tax or other governmental charge that may be imposed in connection with the transfer, interchange or other surrender of this Certificate.
The holder of this Certificate, by virtue of the purchase and acceptance hereof, assents to and shall be bound by the terms of the Agreement and Indenture, copies of which are on file and available for inspection at reasonable times during business hours at the Boston Office of the Trustee, to which reference is made for all the terms, conditions and covenants thereof.
The Trustee may deem and treat the person in whose name this Certificate is registered upon the books of the Trustee as the owner hereof for all purposes and the Trustee shall not be affected by any notice to the contrary.
The Agreement and Indenture permits, with certain exceptions as therein provided, the amendment thereof, the modification of the rights and the obligations of the Sponsor, the Trustee and the holders of Trust Units in Creation Unit size aggregations thereunder and the waiver of the performance of any of the provisions thereof at any time with the consent of the holders of Trust Units in Creation Unit size aggregations or Trust Units, evidencing 51% of Creation Unit size aggregations of Trust Units or, proportionately, Trust Units at any time outstanding under the Indenture. Any such consent or waiver by the holder of Trust Units shall be conclusive and binding upon such holder of Trust Units and upon all future holders of Trust Units , and shall be binding upon any Trust Units, whether evidenced by a Certificate or held in uncertificated form, issued upon the registration or transfer hereof whether or not notation of such consent or waiver is made upon this Certificate and whether or not the Trust Units in Creation Unit size aggregations evidenced hereby are at such time in uncertificated form. The Agreement and Indenture also permits the amendment thereof, in certain limited circumstances, without the consent of any holders of Trust Units.
This Certificate shall not become valid or binding for any purpose until properly executed by the Trustee under the Agreement and Indenture.
Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trustee or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is required by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

IN WITNESS WHEREOF, State Street Bank and Trust Company, as Trustee, has caused this Certificate to be manually executed in its corporate name by an Authorized Officer and PDR Services LLC, as Sponsor, has caused this Certificate to be executed in its name by the manual or facsimile signature of one of its Authorized Officers.

STATE STREET BANK AND TRUST COMPANY	PDR SERVICES LLC
As Trustee	As Sponsor

By	By
Authorized Officer	Authorized Officer

Date:	Date:

CERTIFICATE OF BENEFICIAL INTEREST
___ Creation Units
-Evidencing-
An Undivided Interest
-in-
SPDR® S&P 500 ETF TRUST
This is to certify that                                          is the owner and registered holder of this Certificate evidencing the ownership of Trust Units in the amount of ___Creation Unit size aggregations of fractional undivided interest in SPDR® S&P 500 ETF TRUST (formerly known as the Standard & Poor’s Depositary Receipts (“SPDR®”) Trust, Series 1) (herein called the “Trust”) (“Trust Units”) created under the laws of the State of New York by the Standard Terms and Conditions of Trust, as amended and the Trust Indenture and Agreement (hereinafter called the “Agreement and Indenture”), each between PDR Services LLC (hereinafter called the “Sponsor”), and State Street Bank and Trust Company, as Trustee (hereinafter called the “Trustee”), copies of which are available at the office of the Trustee in Boston, Commonwealth of Massachusetts (“Boston Office”).
At any given time this Certificate shall represent an undivided interest in the Trust, the numerator of which fraction shall be the number of Creation Unit size aggregations of Trust Units set forth on the face hereof and the denominator of which shall be the total number of Creation Unit size aggregations of Trust Units of undivided interest which are outstanding at such time. The Agreement and Indenture provide for the deposit of additional Securities from time to time with the Trustee, at which times the Trustee will deliver Trust Units in Creation Unit size aggregations representing the additional Securities deposited with the Trust.
The Sponsor hereby grants and conveys all of its right, title and interest in and to the Trust to the extent of the undivided interest represented hereby to the registered holder of this Certificate subject to and in pursuance of the Agreement and Indenture, all the terms, conditions and covenants of which are incorporated herein as if fully set forth at length. The registered holder of this Certificate is entitled at any time upon tender of this Certificate to the Trustee, endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, at its Boston Office and, upon payment of any tax or other governmental charges, to receive on or before the seventh calendar day following the day on which such tender is made or, if such calendar day is not a Business Day (as defined in the Indenture), on the next succeeding Business Day following such calendar day, such holder’s ratable portion of the each of the Securities for each Creation Unit size aggregation of Trust Units tendered and evidenced by this Certificate and a check or, if elected, a wire transfer, in an amount proportionate to money due such holder for each Creation Unit size aggregations of Trust Units tendered.
The holder hereof may be required to pay a charge specified in the Agreement and Indenture issued in connection with the issuance, transfer or interchange of this

Certificate and any tax or other governmental charge that may be imposed in connection with the transfer, interchange or other surrender of this Certificate.
The holder of this Certificate, by virtue of the purchase and acceptance hereof, assents to and shall be bound by the terms of the Agreement and Indenture, copies of which are on file and available for inspection at reasonable times during business hours at the corporate trust office of the Trustee, to which reference is made for all the terms, conditions and covenants thereof.
The Trustee may deem and treat the person in whose name this Certificate is registered upon the books of the Trustee as the owner hereof for all purposes and the Trustee shall not be affected by any notice to the contrary.
The Agreement and Indenture permits, with certain exceptions as therein provided, the amendment thereof, the modification of the rights and the obligations of the Sponsor, the Trustee and the holders of Trust Units in Creation Unit size aggregations thereunder and the waiver of the performance of any of the provisions thereof at any time with the consent of the holders of Trust Units in Creation Unit size aggregations or Trust Units, evidencing 51% of Creation Unit size aggregations of Trust Units or, proportionately, Trust Units at any time outstanding under the Indenture. Any such consent or waiver by the holder of Trust Units shall be conclusive and binding upon such holder of Trust Units and upon all future holders of Trust Units, and shall be binding upon any Trust Units, whether evidenced by a Certificate or held in uncertificated form, issued upon the registration or transfer hereof whether or not notation of such consent or waiver is made upon this Certificate and whether or not the Trust Units in Creation Unit size aggregations evidenced hereby are at such time in uncertificated form. The Agreement and Indenture also permits the amendment thereof, in certain limited circumstances, without the consent of any holders of Trust Units.
This Certificate shall not become valid or binding for any purpose until properly executed by the Trustee under the Agreement and Indenture.
Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is required by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

IN WITNESS WHEREOF, State Street Bank and Trust Company, as Trustee, has caused this Certificate to be manually executed in its corporate name by an authorized officer and PDR Services Corporation, as Sponsor, has caused this Certificate to be executed in its names by the facsimile signature of one of its Authorized Officers.
STATE STREET BANK AND TRUST COMPANY
As Trustee

By
Authorized Officer
PDR SERVICES CORPORATION,
As Sponsor

By
Authorized Officer
Date: